SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 21, 2004

United Bankshares, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	No. 0-13322	55-0641179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 United Center
500 Virginia Street, East
Charleston, West Virginia 25301
(Address of Principal Executive Offices)

(304) 424-8800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Item 7. Financial Statements and Exhibits

(c)	Exhibits

	99.1	Press Release, dated January 21, 2004, issued by United Bankshares, Inc.

	99.2	Unaudited Supplemental Financial Information

Item 12. Results of Operations and Financial Condition

     On January 21, 2004 United Bankshares, Inc. (“United”) announced its earnings for the fourth quarter and year of 2003. A copy of the press release is attached as Exhibit 99.1 to this report. Additionally, United provided supplemental financial information for analysts and other interested investors, which is attached as Exhibit 99.2 to this report.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date: January 21, 2004	By:	/s/ Steven E. Wilson

Steven E. Wilson, Executive Vice
President, Treasurer, Secretary and
Chief Financial Officer